                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 30, 2000, except as to Note 17 which is as of June 19, 2001, relating to the financial statements, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
June 19, 2001